Exhibit 10.1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

GRANT AGREEMENT

Investment ID OPP1127647

AGREEMENT SUMMARY & SIGNATURE PAGE

GRANTEE INFORMATION

Name:	Novavax, Inc.
Tax Status:	Not exempt from federal income tax under U.S. IRC § 501(c)(3). You confirm that the above information is correct and agree to notify the Foundation immediately of any change.
Expenditure Responsibility:	This Grant Agreement is subject to "expenditure responsibility" requirements under the U.S. Internal Revenue Code.
Mailing Address:	20 Firstfield Road Gaithersburg, MD, 20878
Primary Contact:	Russell Wilson, Senior Vice President, Business Development, rwilson@novavax.com

FOUNDATION INFORMATION

Mailing Address:	P. O. Box 23350, Seattle, WA 98102, U.S.A.
Primary Contact:	Niteen Wairagkar, Senior Program Officer, Pneumonia Niteen.Wairagkar@gatesfoundation.org

AGREEMENT INFORMATION

Title:	Advancing the development of a maternally-administered RSV vaccine candidate to licensure and WHO prequalification
"Charitable Purpose":	To advance to WHO Pre-Qualification the development of a respiratory syncytial virus (RSV) vaccine for maternal immunization to reduce the burden of RSV disease in infants less than six months of age in developing countries.
"Start Date":	Date of last signature
"End Date":	December 31, 2021
This Grant Agreement includes and incorporates by this reference:

This Grant Agreement Summary & Signature Page and:

● Grant Amount and Reporting & Payment Schedule (Attachment A)

● Terms and Conditions (Attachment B)

● Project Governance Plan (Appendix C)

● Global Access Commitments Agreement (“GACA”) (Attachment D)

● Proposal Narrative (date submitted September 8, 2015)

● Budget (date submitted June 22, 2015)

● Vaccine – Target Product Profile (date submitted June 17, 2015)

● Integrated Product Development Plan (IPDP) (date submitted May 29, 2015)

● IPDP Executive Summary (updated September 10, 2015)

● Product Development (PD) Workbook (date submitted June 17, 2015)

● Investment Guidelines (date submitted July 23, 2015)

1 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

THIS AGREEMENT is between Novavax, Inc. ("You" or "Grantee") and the Bill & Melinda Gates Foundation ("Foundation"), and is effective as of the date of last signature. Each party to the Agreement may be referred to individually as a "Party" and together as the "Parties." As a condition of this grant, the Parties enter into this Agreement by having their authorized representatives sign below.

BILL & MELINDA GATES FOUNDATION	NOVAVAX, INC.

/s/ Sue Desmond-Hellmann	/s/ Stanley C. Erck

Sue Desmond-Hellmann	Stanley Erck
Chief Executive Officer	President and Chief Executive Officer

September 18, 2015	September 25, 2015

Date	Date

[Remainder of page left intentionally blank]

2 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

GRANT AGREEMENT

Investment ID OPP1127647

ATTACHMENT A

GRANT AMOUNT AND REPORTING & PAYMENT SCHEDULE

GRANT AMOUNT

The Foundation will pay You up to the total grant amount specified in the Reporting & Payment Schedule below. The Foundation’s Primary Contact must approve in writing any Budget cost category change of more than 10%.

PAYMENTS

The Foundation will make payments according to the Reporting & Payment Schedule and, where specified, contingent on Your completion of the applicable target, milestone, or reporting deliverable as well as compliance with this Grant Agreement and the Global Access Commitments Agreement. The Foundation may approve changes to the schedule from time to time, and will confirm any such changes in writing. Specific subsequent payment amounts will be decided by the Foundation, based upon actual financial information reported to the Foundation in Expenditure Responsibility reports.

REPORTING

You will submit reports according to the Reporting & Payment Schedule using the Foundation's templates or forms, which the Foundation will make available to You and which may be modified from time to time. For a progress or final report to be considered satisfactory, it must demonstrate meaningful progress against the targets or milestones for that investment period. If meaningful progress has not been made, the report should explain why not and what adjustments You are making to get back on track. Please notify the Foundation's Primary Contact if You need to add or modify any targets or milestones. The Foundation must approve any such changes in writing. You agree to submit other reports the Foundation may reasonably request.

ACCOUNTING FOR PERSONNEL TIME

You agree to track the time of all employees, contingent workers, and any other compensated individuals whose compensation will be paid in part by Grant Funds. Such individuals will keep timesheets that will track actual time worked on the Project in increments of sixty minutes or less and will include brief descriptions of tasks performed. You will report actual time worked consistent with those timesheets in Your progress and final budget reports. You will submit copies of timesheets to the Foundation upon request.

[Remainder of page left intentionally blank]

3 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

REPORTING & PAYMENT SCHEDULE

Investment Period	Target, Milestone, or Reporting Deliverable	Due By	Payment Date	Payment Amount (U.S.$)
—	Countersigned Grant Agreement and Global Access Commitments Agreement	—	[**]	[**]

[**]	Go/No-Go Milestone [1]: [**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

1 The results of the Go/No-Go Milestone are expected to be available by the due date listed above. For this and all other Stage Gates, the Foundation will then determine, in its sole discretion, whether to provide continued funding under this Grant Agreement. If the Foundation determines that it will not provide continued funding for the remainder of the proposed work, the Project will be terminated. To the extent that there is any inconsistency between the Proposal and the Grant Agreement on this issue, the Grant Agreement shall govern.

4 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**]	[**]	[**]

[**]	[**]	[**] days of End Date	—	—

		Total Grant Amount		Up to $89,083,312.00

UPDATES TO REPORTING & PAYMENT SCHEDULE

You acknowledge and agree that all payments under this grant are subject to your achievement of any go/no-go milestones, the Foundation’s approval of the Milestones, Deliverables and Reports in Reporting & Payment Schedule, compliance with the Global Access Commitments Agreement set forth at Attachment D and your compliance with this Grant Agreement (including any Attachments, Appendices or Schedules). From time to time the Foundation may update the Payment & Reporting Schedule to reflect actual payments and/or update payment dates or milestones, and you agree to cooperate to revise this Grant Agreement accordingly as well as execute an amendment to this Grant Agreement reflecting any such changes. If requested by the Foundation, You agree to update Your proposal narrative, budget and/or other Project documentation (including IPDP) to reflect activities under the Project.

5 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

GRANT AGREEMENT

Investment ID OPP1127647

ATTACHMENT B

TERMS & CONDITIONS

This Grant Agreement is subject to the following terms and conditions.

PROJECT SUPPORT

PROJECT DESCRIPTION AND CHARITABLE PURPOSE

The Foundation is awarding You this grant to carry out the project described in the Proposal Narrative, IPDP, and PD Workbook (collectively, "Project") in order to further the Charitable Purpose.

MANAGEMENT OF FUNDS

USE OF FUNDS

You may not use funds provided under this Grant Agreement ("Grant Funds") for any purpose other than the Project. You may not use Grant Funds to reimburse any expenses You incurred prior to the Start Date.

INVESTMENT OF FUNDS

You must invest Grant Funds in accordance with the Investment Guidelines. You must provide the Foundation with 30 days' prior written notice before making any changes to the Investment Guidelines. Together with any progress or final reports required under this Grant Agreement, You must report investment activities and the amount of any currency conversion gains (or losses) and the amount of any interest, or other income generated by the Grant Funds (collectively "Income"). Any Income must be used for the Project.

SEGREGATION OF FUNDS

You must maintain Grant Funds in a physically separate bank account or a separate bookkeeping account maintained as part of Your financial records and dedicated to the Project.

GLOBAL ACCESS

GLOBAL ACCESS COMMITMENT

You will conduct and manage the Project and the Funded Developments in a manner that ensures Global Access. Your Global Access commitments will survive the term of this Grant Agreement. “Funded Developments” means the products, services, processes, technologies, materials, software, data, other innovations, and intellectual property resulting from the Project (including modifications, improvements, and further developments to Background Technology). “Background Technology” means any and all products, services, processes, technologies, materials, software, data, or other innovations, and intellectual property created by You or a third party prior to or outside of the Project used as part of the Project. “Global Access” means: (a) the knowledge and information gained from the Project will be promptly and broadly disseminated; and (b) the Funded Developments will be made available and accessible at an affordable price (i) to people most in need within developing countries, or (ii) in support of the U.S. educational system and public libraries, as applicable to the Project.

GLOBAL ACCESS MILESTONES

In order to further define Your Global Access commitments, You agree to the terms and conditions set out in the Global Access Commitments Agreement set forth in Attachment D. In the event of any conflict between this Global Access section of this Grant Agreement and the Global Access Commitments Agreement, the Global Access Commitments Agreement shall control.

You may not materially change the plans and strategies contained in any Global Access Commitments Agreement without the Foundation’s prior written approval. Upon request of the Foundation, You will provide the Foundation with progress updates evidencing your progress to attain Your the Global Access Commitments.

6 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

PUBLICATION

For the purpose of achieving Global Access, You will seek prompt publication of any Funded Developments consisting of data and results in a peer-reviewed journal, treatise, or trade publication, as applicable, consistent with the Global Access Commitments Agreement. Publication may be delayed for a reasonable period for the sole purpose of seeking patent protection, provided the patent application is drafted, filed, and managed in a manner that best furthers the Charitable Purpose. You will also use good faith efforts to ensure that Your subcontractors, agents, and affiliates, as applicable, likewise seek prompt publication of any Funded Developments consisting of data and results.

PUBLICATION IN PEER-REVIEWED JOURNALS

If You seek publication of Funded Developments in a peer-reviewed journal, such publication shall be under “open access” terms and conditions consistent with the Foundation’s Open Access Policy available at: www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy, which may be modified from time to time.

INTELLECTUAL PROPERTY REPORTING

During the term of this Grant Agreement and for 5 years after, You will submit upon request annual intellectual property reports related to the Funded Developments, Background Technology, and any related agreements using the Foundation’s templates or forms, which the Foundation may modify from time to time.

SUBGRANTS AND SUBCONTRACTS

SUBGRANTS AND SUBCONTRACTS

You may not make subgrants under this Grant Agreement. You have the exclusive right to select subcontractors to assist with the Project.

RESPONSIBILITY FOR OTHERS

You are responsible for (a) all acts and omissions of any of Your trustees, directors, officers, employees, subgrantees, subcontractors, contingent workers, agents, and affiliates assisting with the Project, and (b) ensuring their compliance with the terms of this Grant Agreement and the Global Access Commitments Agreement.

PROHIBITED ACTIVITIES

ANTI-TERRORISM

You will not use funds provided under this Grant Agreement, directly or indirectly, in support of activities (a) prohibited by U.S. laws related to combatting terrorism; (b) with persons on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such persons; or (c) with countries against which the U.S. maintains comprehensive or targeted sanctions (currently, Cuba, Iran, (North) Sudan, Syria, North Korea, Russia and Ukraine), unless such activities are fully authorized by the U.S. government under applicable law and specifically approved by the Foundation in its sole discretion.

ANTI-CORRUPTION; ANTI-BRIBERY

You will not offer or provide money, gifts, or any other things of value directly or indirectly to anyone in order to improperly influence any act or decision relating to the Foundation or the Project, including by assisting any party to secure an improper advantage. Training and information on compliance with these requirements are available at www.learnfoundationlaw.org.

POLITICAL ACTIVITY AND ADVOCACY

You may not use Grant Funds to influence the outcome of any election for public office or to carry on any voter registration drive. You may not use Grant Funds to support lobbying activity or to otherwise support attempts to influence local, state, federal, or foreign legislation. Your strategies and activities, and any materials produced with Grant Funds, must comply with applicable local, state, federal, or foreign lobbying law. You agree to comply with lobbying, gift, and ethics rules applicable to the Project.

7 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

REGULATED ACTIVITIES

INSURANCE

You will maintain sufficient insurance coverage including general liability and other coverage, as applicable (such as clinical trial insurance, product liability, medical malpractice, workers compensation, or otherwise) to address the risks, activities and/or omissions applicable to the Project.

CLINICAL TRIALS

Since the Project will involve clinical trials on human subjects, a condition of this grant is Your agreement that the appropriate Institutional Review Boards (“IRBs”) and ethical committees will review and approve the clinical protocols prior to trial initiation. You further agree to conduct clinical trials associated with the Project under the generally accepted principles of “Good Clinical Practices” as defined by the International Conference on Harmonization (ICH) E-6 Standard, the United States Food and Drug Administration (FDA) or the European Agency for the Evaluation of Medicinal Products (EMEA), as applicable. You acknowledge and agree that, as between You and the Foundation, You take and will have full responsibility for all compliance, data safety, monitoring, and audit requirements of the relevant regulatory agencies, both for Yourself and all other sites included in the Project, including those activities conducted through subgrants, subcontracts or other collaborative efforts. You acknowledge and agree that any activities by the Foundation as the grantor funding the Project, including its review of the Proposal Narrative and PD Workbook or suggested modifications to the Project, does not modify the provisions of this paragraph or constitute the basis for any claim by You against the Foundation.

COVERAGE FOR ALL SITES

You agree that for each venue in which any part of the Project is conducted (either by Your organization or a subgrantee or subcontractor) all legal and regulatory approvals for the activities being conducted will be obtained in advance of commencing the regulated activity. You further specifically agree that no funds will be expended to enroll human subjects until the necessary regulatory and ethical bodies’ approvals are obtained.

INSTITUTIONAL REVIEW BOARD (IRB) AND OTHER ETHICAL COMMITTEE APPROVAL

You agree to obtain the review and approval of all final protocols by the appropriate IRBs and ethical committees prior to enrollment of the first human subject. A similar provision applies to Institutional Animal Care and Use Committee approval of studies involving animals, and Institutional Biosafety Committee for biohazards and recombinant DNA. You agree to provide prompt notice to the Foundation if the facts and circumstances change regarding the approval status of the IRBs or ethical committees for any final protocol(s).

PROVISION OF CARE FOR HUMAN SUBJECTS RESEARCH

In keeping with “Good Clinical Practice” standards, You will disclose to subjects and the IRBs what care and/or referrals will be available through participation in the study. Institutional policies regarding what care will be provided to personnel who are injured as a result of their work on the Project should similarly be developed, approved and implemented with notice to the employees.

PUBLICITY

PUBLICITY BY THE FOUNDATION

The Foundation may include information about the award of this grant, including Your name, in its periodic public reports and may make such information available on its website and as part of press releases, public reports, speeches, newsletters, tax returns and other public disclosure.

PUBLICITY BY YOU

You must obtain the Foundation’s prior written approval before: (a) issuing a press release or other public announcement regarding this grant; and (b) any other public use of the Foundation’s name or logo. Please email Your request to: grantee.comms@gatesfoundation.org two weeks in advance to provide the Foundation an opportunity to review and comment. Detailed guidelines are available at: www.gatesfoundation.org/grantseeker/documents/guidelines_communications_for_grantees.doc.

8 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

PUBLICITY BY OTHERS

You and Your subgrantees, subcontractors, contingent workers, agents, or affiliates may not state or otherwise imply to third parties that the Foundation directly funds or otherwise endorses their activities.

OTHER

COMPLIANCE WITH LAWS

In carrying out the Project and activities under the Global Access Commitments Agreement, You will comply with all applicable laws, regulations, and rules and will not infringe, misappropriate, or violate the intellectual property rights of any third party.

RELIANCE

You acknowledge that the Foundation is relying on the information You provide in reports and during the course of any due diligence conducted prior to the Start Date and during the term of this Grant Agreement and Global Access Commitments Agreement. You represent that the Foundation may continue to rely on this information and on any additional information You provide regarding activities, progress, and Funded Developments.

INDEMNIFICATION

You will indemnify, defend, and hold harmless the Foundation and its trustees, employees, and agents (“Indemnified Parties”) from and against any and all demands, claims, actions, suits, losses, damages (including property damage, bodily injury, and wrongful death), arbitration and legal proceedings, judgments, settlements, or costs or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Claims”) arising out of or relating to the acts or omissions, actual or alleged, of You or your employees, subcontractors, contingent workers, agents, and affiliates with respect to the Project, the Product, the Global Access Commitments Agreement or the Grant Agreement. You agree that any activities by the Foundation in connection with the Project or Product, such as its review or proposal, input, or suggested modifications to the Project or Product, will not modify or waive the Foundation’s rights under this paragraph. An Indemnified Party may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim.

TERM AND TERMINATION

TERM

This Grant Agreement commences on the Start Date and continues until the End Date, unless terminated earlier as provided in this Grant Agreement.

TERMINATION

The Foundation may modify, suspend, or discontinue any payment of Grant Funds or terminate this Grant Agreement if: (a) the Foundation is not reasonably satisfied with Your progress on the Project; (b) there are significant changes to Your leadership or other factors that the Foundation reasonably believes may threaten the Project’s success; (c) there is a change in Your control; or (d) You fail to comply with this Grant Agreement or the Global Access Commitments Agreement.

RETURN OF FUNDS

Any Grant Funds, plus any Income, that have not been used for, or committed to, the Project upon expiration or termination of this Grant Agreement, must be returned promptly to the Foundation.

RECORD KEEPING

You will maintain adequate accounting records and copies of any reports submitted to the Foundation related to the Project. You will retain such records and reports for 4 years after Grant Funds are fully spent and as set forth in the Global Access Commitments Agreement, and will make such records and reports available to enable the Foundation to monitor and evaluate how Grant Funds have been used and as otherwise described in the Global Access Commitment Agreement.

SURVIVAL

A Party’s obligations under this Grant Agreement will be continuous and survive expiration or termination of this Grant Agreement as expressly provided in this Grant Agreement or otherwise required by law or intended by their nature. For the avoidance of doubt, the parties intend that the following sections survive the term of this Grant Agreement: Reporting, Accounting for Personnel Time, Use of Funds, Investment of Funds (as applicable to any Grant Funds that have not been used for or committed to the Project), Segregation of Funds, Responsibility for Others, Global Access, Regulated Activities, Publicity, Compliance, Reliance, Indemnification, Termination, Return of Funds, Record Keeping, Survival and Notice and Approvals, Severability and the entirety of the Global Access Commitments Agreement (Appendix D).

9 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

GENERAL

ENTIRE AGREEMENT AND AMENDMENTS

This Grant Agreement together with all attachments thereto, including the Global Access Commitments Agreement together with the CDA between the parties dated March 26, 2013, amended as of April 29, 2015 (and further amended from time to time as agreed in a signed writing by the parties) contains the entire agreement of the Parties and supersedes all prior and contemporaneous agreements concerning its subject matter. Except as specifically permitted in this Agreement, no modification, amendment, or waiver of any provision of this Grant Agreement or the Global Access Commitments Agreement will be effective unless in writing and signed by authorized representatives of both Parties.

NOTICES AND APPROVALS

Except as to ordinary programmatic communications (which may be delivered by email), any notices, requests, and approvals under this Grant Agreement or the Global Access Commitments Agreement must be delivered in writing as set forth in the Notice provision of the Global Access Commitments Agreement.

SEVERABILITY

Each provision of this Grant Agreement and the Global Access Commitments Agreement must be interpreted in a way that is enforceable under applicable law. If any provision is held unenforceable, the rest of the agreement will remain in effect.

ASSIGNMENT

You may not assign, or transfer by operation of law or court order, any of Your rights or obligations under this Agreement or the Global Access Commitments Agreement without the Foundation’s prior written approval. This Grant Agreement and the Global Access Commitments Agreement will bind and benefit any permitted successors and assigns.

COUNTERPARTS

Except as may be prohibited by applicable law or regulation, this Grant Agreement and the Global Access Commitments Agreement and any amendment(s) thereto may each be signed in counterparts, delivered by facsimile, PDF, or other electronic means, each counterpart of which will be deemed an original and all of which when taken together will constitute one agreement.

[Remainder of page left intentionally blank]

10 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

GRANT AGREEMENT

Investment ID OPP1127647

ATTACHMENT C

Project Governance Plan

Unless otherwise agreed by the parties, governance shall be as follows:

Meetings of the Parties

1) Monthly conference calls

o	Parties will meet monthly via teleconference calls at which Novavax will provide updates from each functional area (clinical, regulatory, CMC) along with any new issues and a review of key risks and mitigations.
o	These monthly meetings will also be a key opportunity to share relevant data as it emerges, such as enrollment figures, investigator site updates, manufacturing progress, DSMB feedback, and status of regulatory filings and communications.

2) Stage Gate Reviews and Annual Project Reviews

o	In addition, parties will meet in person for Stage Gate Reviews or Annual Project Reviews if the interval between successive Stage Gates is more than one year. Stage Gate Meetings will be held at each of the Stage Gates identified in the PD Workbook:

▪      [**]

▪      [**]

▪      [**]

▪      [**]

o	The date for the Stage Gate Review meeting (or Annual Review meeting) will be set by the parties three months in advance.
o	Novavax will use reasonable good faith efforts to provide prereading materials approximately six weeks prior to the Stage Gate Review meeting; Progress Narrative including key new data, updated PDSS, IPDP, cTPP and PD Workbook with milestones tracked and funding plans.
o	Foundation will provide an agenda for the Stage Gate Review focusing on key data and issues four weeks prior to the meeting.
o	At the meeting, Novavax will present key data and receive live feedback.
o	After the meeting, Foundation will in a closed session determine whether to fund the next stage of development based on alignment of cTPP, timelines and development plans with Foundation strategy.
o	Within one week of the meeting, Foundation will provide Novavax with a summary of key decisions (i.e. Go, Rework, NoGo), next steps and action items.

3) Advisory Committee

o	Novavax will convene an Advisory Committee, which will include a variety of members with scientific and/or technical expertise. Thea Foundation may serve as a member. The committee meetings will be convened at least on an annual basis to review, evaluate and offer guidance and input with respect to implementation of the IPDP and achieving the milestones and deliverables.
o	The committee may also be convened on an ad hoc basis as needed.

Project Monitoring

•	In addition to the activities and reports set forth in the Grant Agreement and GACA, joint visits to clinical sites to be arranged from time to time during the Phase 3 study. For the avoidance of doubt, Foundation’s role in such sites visits is observational only and for informational purposes only.

Other

•	As agreed by the parties

11 of 12

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

GRANT AGREEMENT

Investment ID OPP1127647

ATTACHMENT D

GLOBAL ACCESS COMMITMENTS AGREEMENT (GACA)

GACA attached as separately numbered pages 1-28.

[Remainder of page left intentionally blank]

12 of 12